EXHIBIT 4.6.1
CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN
INCENTIVE STOCK OPTION AGREEMENT
     1. Grant of Option. Cumberland Pharmaceuticals Inc. (the “Company”), a Tennessee corporation, hereby grants to the Participant an option (the “Option”) to purchase from the Company up to the number of shares of common stock (the “Shares”) described in the attached Notice of Stock Option Grant (the “Notice”). This grant is made subject to the terms of the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan (the “Plan”) and the number of shares granted is subject to adjustment as described in the Plan. Unless otherwise defined in this Incentive Stock Option Agreement (the “Option Agreement”), capitalized terms used in this Option Agreement shall have the same meaning as those capitalized terms in the Plan.
     2. Exercise Price. If the Option is exercised, the purchase price per Share shall be as shown in the attached Notice.
     3. Method of Exercise. The Option granted under this Option Agreement shall be exercisable from time to time, in whole or in part, by written notice as described in Section 9 hereof, accompanied by payment of the purchase price for the Shares which the Participant elects to purchase by cash, check, or such other instrument as the Company may accept. The Company shall make prompt delivery of such Shares, and in no event shall delivery of such shares be made more than thirty (30) days after cash, check or other instrument is accepted by the Company in payment for the Shares, except that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary for the Company to take such action.
     4. Vesting.
          (a) The Option shall vest in accordance with the schedule set forth in the Notice. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment.
          (b) Upon the Participant's Employment Termination, the Option, to the extent unvested, shall lapse and be cancelled, and be of no further force and effect, as of midnight of such date, unless the Board resolves (under Section 4(b) of the Plan) to cancel or cause the forfeiture of the Option at an earlier time.
          (c) Upon an Acquisition Event and/or a Change in Control Event, the Option will vest to the extent provided in the Plan.
     5. Termination of Option; Restrictions on Exercise. Except as otherwise stated in this Agreement, this Option, to the extent not previously exercised, shall expire on the expiration date set forth in the attached Notice (the “Expiration Date”). The following additional provisions shall apply to the exercise of this Option:

(a) Termination of Employment. Except as otherwise provided in this Option Agreement or in the Plan, if Participant's employment with the Company and its Related Entities is terminated by the Participant or the Company, the right to exercise this Option (to the extent that it is vested in accordance with the applicable provisions of Section 4 hereof) shall end on the earlier of the following dates: (i) ninety (90) days after such termination or (ii) the expiration date of this Option shown in the Notice. Except as expressly set forth otherwise herein, this Option shall terminate in all other respects upon such termination of employment.
          (b) Death of Participant. If the Participant's employment with the Company is terminated due to his/her death during the term of this Option, the Participant's legal representative, or the person so entitled under the Participant's last will and testament, or under applicable intestate laws, shall have the right to exercise this Option for the number of Shares vested under Section 4 hereof as of the time of Participant's death, and such right shall expire and this Option shall terminate on the Expiration Date.
     6. Provisions of Plan. The terms and provisions of the Plan (including any written amendments made to the Plan from time to time) are hereby incorporated herein by reference. In the event of a conflict between the terms or provisions contained herein and the terms or provisions of the Plan, the applicable terms and provisions of the Plan will govern and prevail; however, in the event of a conflict regarding specific terms and provisions addressing the duration of this Option after termination of employment, the terms and provisions of this Option will govern.
     7. Tax Treatment of Option. The Participant is responsible for any federal, state, local, or foreign tax, including income tax, social security tax, payroll tax, payment on account, or other tax-related withholding with respect to this Option (including the grant, vesting and exercise of the Option and the receipt of Shares and sale of Shares). The Company does not guarantee any particular tax treatment or results in connection with the grant, vesting or exercise of the Option.
     8. Code Section 409A. This Option Agreement is intended to be exempt from the requirements of Internal Revenue Code Section 409A (“Section 409A”) and regulations or other authority under Section 409A, and not intended to provide for any deferral of compensation that fails to satisfy the requirements of Section 409A. Notwithstanding any other provision of Option Agreement to the contrary, it is intended that any payment or benefit provided for in this Option Agreement that constitutes “nonqualified deferred compensation,” as that term is defined in Code Section 409A, shall be provided and issued in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A. Any provision in this Option Agreement that would result in the imposition of excise taxes or any other taxes upon Participant under Section 409A shall be void and without effect. To the extent permitted under Section 409A, the parties shall reform the provision, provided such reformation shall not subject Participant to additional tax or interest and shall not require the Company to incur any additional compensation costs as a result of the reformation. In addition, any provision that is required to appear in this Option Agreement for purposes of Section 409A compliance and that is not expressly set forth shall be deemed to be set forth herein, and this Option Agreement shall be administered in all respects as if such provision were expressly set forth. References in this Option Agreement to Section 409A include rules, regulations, and guidance of general application issued by the Department of the Treasury under Section 409A.
     9. Notices. Any notice, request, instruction or other document given under this Option Agreement shall be in writing and shall be addressed and delivered in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Participant, at the Participant's address as set forth in the attached Notice or to such other address as the Participant may provide in a written notice to the Company, a copy of which shall be on file with the Secretary of the Company.
     10. Governing Law. This Option Agreement shall be construed in accordance with and governed by the law of the State of Tennessee, without giving effect to the conflict of law provisions thereof.
     11. Relation to Other Benefits. Unless otherwise provided, the benefits received by the Participant under this Option Agreement will not be taken into account or treated as normal salary or compensation in determining any benefits to which the Participant may be entitled under any profit sharing, retirement, bonus, long service, or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Participant under any life insurance plan covering employees of the Company, or as part of the calculation of any severance, resignation, termination, redundancy or end of service payments.
     12. Miscellaneous. The grant of this Option does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if the Participant has a history of receiving Options or other stock awards.
     13. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Option Agreement.
     14. Signature. This Option Agreement shall be deemed executed by the Company and the Participant upon execution by such parties of the attached Notice.

FOR FUTURE USE
NOTICE OF EXERCISE
Cumberland Pharmaceuticals Inc.:
     The undersigned hereby elects to exercise the purchase rights granted in the attached Option Agreement # ___ and associated Notice of Stock Option Grant. In accordance with the terms thereof, the undersigned elects to purchase                      shares of Common Stock of Cumberland Pharmaceuticals Inc. and tenders herewith payment of the purchase price for such shares in full.
     Please issue said shares of Common Stock in the name of the undersigned.
Date:
PARTICIPANT

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